                                                             EXHIBIT 11


                            GENCOR INDUSTRIES, INC.

                       COMPUTATION OF EARNINGS PER SHARE

                                               Year Ended        Year Ended      Nine Months Ended
                                              September 30,     September 30,      September 30,
                                                  1995              1994               1993
                                              -------------     -------------    -----------------
Earnings per share

Income before extraordinary gain                $2,038,722        $1,630,516        $  955,486
Extraordinary gain                                 497,701               --                --
                                                ----------        ----------        ----------
Net income                                      $2,536,423        $1,630,516        $  955,486
                                                ==========        ==========        ==========
Average number of shares outstanding             1,732,725         1,610,608         1,606,740
                                                ==========        ==========        ==========
Income per share:
  Income before extraordinary gain              $     1.18        $     1.01        $     0.59
  Extraordinary gain                                  0.28               --                --
                                                ----------        ----------        ----------
  Net income                                    $     1.46        $     1.01        $     0.59
                                                ==========        ==========        ==========

Additional primary computation

Average number of shares outstanding             1,732,725         1,610,608         1,606,740
Add dilutive effect of outstanding options
  (as determined by the application of the
  treasury stock method)                            28,914            13,100            15,665
                                                ----------        ----------        ----------
Average number of shares outstanding,
  as adjusted                                    1,761,639         1,623,708         1,622,405
                                                ==========        ==========        ==========
Primary earnings per share:
  Income before extraordinary gain               $    1.16        $     1.00        $     0.59
  Extraordinary gain                                  0.28               --                --
                                                ----------        ----------        ----------
  Net income                                    $     1.44 (A)    $     1.00 (A)    $     0.59 (A)
                                                ==========        ==========        ==========

Additional fully diluted computation

Average number of shares outstanding             1,732,725         1,610,608         1,606,740
Add dilutive effect of outstanding options
  (as determined by the application of the
  treasury stock method)                            28,914            14,853            15,665
                                                ----------        ----------        ----------
Average number of shares outstanding,
  as adjusted                                    1,761,639         1,625,461         1,622,405
                                                ==========        ==========        ==========
Fully diluted earnings per share:
  Income before extraordinary gain               $    1.16        $     1.00        $     0.59
  Extraordinary gain                                  0.28               --                --
                                                ----------        ----------        ----------
  Net income                                    $     1.44 (A)    $     1.00 (A)    $     0.59 (A)
                                                ==========        ==========        ==========

(A)  This calculation is submitted in accordance with Regulation S-K item 601 (b)(11) although not required by footnote to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.